UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934
Medley Capital Corporation
(Exact name of Registrant as specified in Its Charter)

Delaware	27-4576073
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

280 Park Avenue, 6th Floor East
New York, NY	10017
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):
N/A

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

EXPLANATORY NOTE

Medley Capital Corporation (the “Company”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.001 per share (“Common Stock”), from The New York Stock Exchange (the “NYSE”) to the Nasdaq Global Market of The Nasdaq Stock Market LLC (“Nasdaq”). The listing and trading of the Company’s Common Stock on the NYSE ceased at the close of trading on December 31, 2020 and trading of its Common Stock will commence on Nasdaq on the next trading day, January 4, 2021. The Company’s name will change from Medley Capital Corporation to PhenixFIN Corporation, effective January 1, 2021. The Common Stock will trade under the trading symbol “PFX.”

Item 1.	Description of Registrant’s Securities to be Registered.

The description of Common Stock contained in the section entitled “Description of Shares” in the prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-166491), filed with the Securities and Exchange Commission on May 3, 2010 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this Registration Statement because no other securities of the Company are registered, or are to be registered, on Nasdaq pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDLEY CAPITAL CORPORATION

Date: December 31, 2020	By:	/s/ David Lorber
David Lorber
Director and Authorized Signatory